Exhibit 10.1

西迪艾北京公司股权转让协议
CDI Beijing Equity Transfer Agreement

甲方：西迪艾（上海）企业管理有限公司
地址：上海市茂名南路59号锦江饭店峻岭楼W635座
Party A: CDI Shanghai Management CO., Ltd.
Address: 59 South Maoming Rd. Jinjiang Hotel Junling Building W635, Shanghai, China.

乙方：陈驰         身份证：350321197110096454
地址：北京市朝阳区奥运村B1 二单元 602室
电话：13801385000
Party B: Chi Chen                                                      ID Number: 350321197110096454
Address: Unit 2, Room 602, Olympic Village B1, Chaoyang Area, Beijing, China

丙方：西迪艾（北京）国际贸易有限公司
地址：北京市昌平区建材城西路上奥世纪A座2202室
Party C: CDI Beijing International Trading Co., Ltd.
Address: West Jiancaicheng Rd. Shangaoshiji Mansion A Room.2202, Changping District, Beijing, China

丁方：陈惠娟                                  身份证: 350302198308120822
地址：北京市朝阳区奥运村B1 二单元 602室
Party D: Huijuan Chen                                                                   ID Number: 350302198308120822
Address: Unit 2, Room 602, Olympic Village B1, Chaoyang Area, Beijing, China

鉴于甲方西迪艾（上海）企业管理有限公司和乙方陈驰先生于2008年共同出资成立了丙方西迪艾（北京）国际贸易有限公司，其中甲方出资额总股本的51%,乙方出资额总股本的49%。
Whereas, Party A and Party B jointly founded CDI Beijing International Trading Co., Ltd. (“CDI Beijing”) in 2008, among which, Party A’s capital investment accounts for 51% of the total capital and Party B’s investments accounts for 49% of total capital.

现甲乙双方本着平等互利的原则，经友好协商，就甲方将其持有51%的股权转让给乙方的有关事项，达成一致如下协议。
Whereas, through fair and friendly consultation, Party A and Party B have agreed to the following terms in regard to the transfer of Party A’s 51% equity in CDI Beijing to Party B.

一、股权转让价格
1. Equity Transfer Price

以2011年12月31日丙方调整披露的财务报表（资产负债表，利润表）为参考依据，甲方同意从2012年10月1日起，将其持有丙方51%股权及相应的权利、义务转让给乙方，作价人民币壹仟零贰拾万元整（￥1020万元），乙方同意按此价格购买甲方的上述股权。股权转让如涉及税费，由乙丙方承担。
Based on Party C’s adjusted and disclosed financial statements (balance sheet and income statement) as of and for the period ended December 31, 2011, Party A agrees to transfer the 51% equity owned in Party C and all of the related rights and obligations to Party B for the total price of RMB 10,200,000 (approximately $1,614,000) , and Party B agrees to purchase the above stated equity with this purchase price. Party B and Party C will be responsible for any taxes or other expenses incurred due to the equity transfer.

二、支付方式
2. Method of Payment

乙方于2012年9月30日起至2016年9月30日止，分五次支付给甲方，并从2012年10月1日开始按年9%的利率支付股本金所占用的财务费用，在第五次支付股本金的同时支付全部利息。具体支付的时间和金额作如下约定：
Payment will be made by Party B to Party A in 5 installments from September 30, 2012 to September 30, 2016. A 9% annual interest rate will be used to calculate the interest on the residual payment starting October 1, 2012, and all accumulated interest shall be paid at the fifth and final payment of the principal amount. Below is the agreed payment schedule:

2012年的第一笔股权乙方同意用部分房产予以抵付，具体价格以双方协定价格为准（初步价格为人民币27000 – 31000元/平米左右）。即上述房产价格扣除双方签订的《管理协议》的管理费用人民币壹佰贰拾贰万肆仟元整（RMB1，224，000）剩余部分价款加人民币伍拾万元（RMB 500，000）为本次转让的第一笔股权转让款。双方同意现金支付为2012年10月1日前，其他付款时间以房产交割的法定手续完备之日为付款确认时间。详见下表：
The first payment shall be in the form of cash and a rental condominium real estate property owned by Party B. The value of the rental condominium shall be determined by the parties (approximately $400 - $460 per square foot). The value of the rental condominium shall be applied to pay back management fee of RMB 1,224,000 (approximately $194,000) that Party C owed to Party A, with the residual value applied to pay the first installment. Party B shall also pay cash of RMB 500,000 (approximately $80,000) to Party A as part of the first installment. The cash payment date shall be before October 1, 2012 and the payment date for the real estate property shall be the date of completion of the real estate transfer. See schedule below:

单位：元

序号	付款时间	股本	计提利息	合计支付
1	2012年12月30日前 （房产转让手续完备之日）	部分房款 （全部房产款扣除应支付给甲方管理费后的剩余部分）	房产转让手续完备日之前全部的 股本金利息	待计算
2	2013年9月30日	2,000,000	待计算	2,000,000
3	2014年9月30日	2,000,000	待计算	2,000,000
4	2015年9月30日	2,000,000	待计算	2,000,000
5	2016年9月30日	1,020,000—已付股本金	待计算	待计算
合计		10,200,000

Unit: RMB or otherwise indicated

No.	Payment Date	Principal Amount	Interest	Total Payment
1	Before 12/30/2012 (Date of completion of real estate transfer)	Partial of Real Estate (Total of real estate less payment of management fees party C owed to Party A)	All interest accumulated prior to the date of completion of real estate transfer	To Be Calculated
2	9/30/2013	2,000,000 (approximately $317,000)	To Be Calculated	2,000,000 (approximately $317,000)
3	9/30/2014	2,000,000 (approximately $317,000)	To Be Calculated	2,000,,000 (approximately $317,000)
4	9/30/2015	2,000,000 (approximately $317,000)	To Be Calculated	2,000,000 (approximately $317,000)
5	9/30/2016	1,020,000 less portions of principal amount paid	To Be Calculated	To Be Calculated
Total		10,200,000 (approximately $1,614,000)

三、相关事项
3. Relevant Matters

1.在2012年10月1日前，甲、乙双方仍按照2009年10月1日签订的《西迪艾（北京）国际贸易有限公司管理协议》执行。待结清所有管理费，且乙方支付的第一笔股权转让款（或房产）确认后，甲、乙双方配合操作工商变更登记及相关手续。
Prior to October 1, 2012, Party A and Party B shall execute according to the “CDI Beijing International Trading Co., Ltd. Management Agreement”. After all management fees are paid and cleared, and the transfer of the first payment (or real estate) made by Party B is confirmed, Party A and Party B shall cooperate to register of the changes with the Business Bureau and other related legal formalities.

2．丙方所有债务由乙方承担。如甲方或甲方关联公司在任何时候因丙方债务受到任何权益损失，丙方应无条件向甲方或甲方关联公司补赔相应损失，乙、丁方对此承担连带责任。
All liabilities incurred by Party C shall be responsible by Party B. If at any time Party A or Party A’s related parties incur any loss or damage due to Party C’s liabilities, Party C shall unconditionally compensate Party A or Party A’s related parties for the amount of loss or damage. Party B and Party D shall have joint liability with Party C.

3.如甲、乙双方按照政府主管部门要求递送的任何其他的协议等法律文件与本协议的条款有任何冲突的，以本协议的条款为准。
If there is any conflict between this Agreement and any other agreements or legal documents submitted by Party A and Party B for compliance with any request from any government entity, the terms on this Agreement shall prevail.

4.乙方应切实履行本协议第二条项下付款义务（包括管理费、股权转让款、财务费用），如乙方未能按时履行付款义务，应向甲方承担违约责任。
Party B shall truthfully execute the payment obligation stated in Clause 2 of this Agreement (including management fee, equity transfer payments, other expenses). Party B shall be responsible for breaching of contract if Party B fails to make timely payments.

5.乙方以其全部债权、丙、丁方以其全部资产及债权对本协议项下乙方应付款项（包括但不限于第二条项下款项、律师费、诉讼费及甲方采取一切措施追索相关款项所发生费用）承担连带担保责任。上述担保责任期限为不履行上述责任后的起始日算起两年。
Party B shall guarantee all of its payment obligations under this Agreement (including but not limited to payments under Clause 2, legal and arbitration fees, and all expenses incurred by Party A in attempt to recover related payments) with all of its rights and obligations. Party C and D shall guarantee Party B’s payment obligations with all of their assets.

6.本协议自甲、乙、丙、丁签署后成立，自乙向甲方支付第一笔股权转让款确认后生效。
This Agreement shall be effective after being signed by Parties A, B, C and D.

7.凡因本协议引起的或与本协议有关的任何争议，甲乙双方应友好协商解决。如协商不成，均可向甲方所在地法院提起诉讼。
Any disputes arising from this Agreement or related to this Agreement shall be resolved by friendly consultation between Party A and Party B. If consultation fails, either party may apply for arbitration at the court house local to Party A.

8.本协议正本一式四份，甲、乙、丙、丁四方各执一份，具有同等法律效力。
This Agreement shall have four originals of the same format and shall be equally effective . Parties A, B, C and D shall each hold one copy.

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甲方（转让方）：西迪艾（上海）企业管理有限公司（盖章）
法定代表人签字：庄小文
日期：2012年10月8日
Party A (Transferor): CDI Shanghai Management CO., Ltd. (Seal)
Signature of Legal Representative: /s/: Xiaowen Zhuang
Date: 10/8/2012

乙方（受让方）：陈驰
签字：陈驰
日期：2012年10月8日
Party B (Transferee): Chi Chen
Signature: /s/: Chi Chen
Date: 10/8/2012

丙方：西迪艾（北京）国际贸易有限公司
法定代表人签字：陈驰
日期：2012年10月8日
Party C: CDI Beijing International Trading Co., Ltd. (Seal)
Signature of Legal Representative: /s/: Chi Chen
Date: 10/8/2012

丁方（担保方）：陈惠娟
签字：陈惠娟
日期：2012年10月8日
Party D (Guarantor): Huijuan Chen
Signature: /s/: Huijuan Chen
Date: 10/8/2012